                                                                  Exhibit D(iii)

                      SECOND AMENDMENT TO LEASE AGREEMENT
                                   (Sanatoga)

    This SECOND AMENDMENT TO LEASE AGREEMENT (this "Agreement") is dated as of September ____, 2003, by and among ET SUB-SANATOGA LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and ASSISTED LIVING ASSOCIATES OF SANATOGA, INC., a Pennsylvania corporation ("Tenant").

                                   BACKGROUND

    WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of January 31, 2001, as amended by that certain First Amendment to Lease Agreement dated August 5, 2002 (the "Lease"); and

    WHEREAS, pursuant to the terms of the Lease, Tenant leases the land located in Lower Pottsgrove Township, Montgomery County, Pennsylvania, and the improvements located thereon consisting of a skilled nursing facility operated by Tenant and commonly known as Sanatoga Commons a/k/a Park Lane Commons at Sanatoga (the "Facility"); and

    WHEREAS, Genesis Health Ventures, Inc. and ElderTrust Operating Limited Partnership have entered into that certain Master Agreement dated September 11, 2003 (the "Master Agreement"), pursuant to which, among other things, Landlord and Tenant have agreed to modify and amend the Lease; and

    WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

    1. Definitions. All terms not otherwise defined herein shall have the meaning ascribed to them in the Lease. The following are added to Article 1, Interpretations and
Definitions:

               "EBITDARM" means, for any Test Period, gross revenues from the Facility without any deduction from such gross revenues for interest, taxes, depreciation, amortization, Rent and any fees payable to any manager of the Facility.

               "Adjusted EBITDARM" means, for any Test Period,
               EBITDARM for the Facility for such Test Period less (i) a five percent (5%) management fee, and (ii) an annualized $400 per bed capital expenditure allowance."

               "Effective Date" means _________, 2003.

               "Fair Market Rent" means the fair market rental value of the Leased Property as determined in accordance with Exhibit C to the Lease.

               "Lease Coverage Ratio" means, for any Test
               Period, the ratio of (i) Adjusted EBITDARM for such Test Period to (ii) the Minimum Rent payable under the Lease during such Test Period.

               "Test Period" means each period of twelve calendar months that ends on June 30, September
               30, December 31 and March 31.

    2. The following definitions are deleted in their entirety and are replaced with the following:

               "Adjusted Minimum Rent: Means for the Lease Year commencing February 1, 2009 and ending on January 31, 2010, the greater of (i) the Minimum Rent for the immediately preceding Lease Year plus the Incremental Minimum Rent, if any, determined with respect to the immediately preceding Lease Year or (ii) the Fair Market Rent of the Leased Property as of the Lease Year commencing February 1, 2009.

               Incremental Minimum Rent: Means for the Lease Year that commences February 1, 2004 and ends on the next succeeding January 31, 2005 and for each succeeding Lease Year thereafter, an amount equal to the greater of :

                       (x) the product of (A) the Minimum
                       Rent for such Lease Year and (B) fifty
                       percent (50%) of the percentage
                       increase, if any, in the CPI during
                       such Lease Year, or

                       (y) the Minimum Rent for the
                       immediately preceding Lease Year
                       multiplied by one and five-tenths
                       percent (1.5%).

               Minimum Rent: The Minimum Rent payable from the Effective Date through the end of the then-current Lease Year shall be shall be equal to an annual rent of $227,329.88, pro-rated for the remaining months of the then-current Lease Year. The Minimum Rent for each subsequent Lease Year that commences on February 1 and ends on the next succeeding January 31, shall be an amount equal to the Minimum Rent for the immediately preceding Lease Year plus the Incremental Minimum Rent, provided that the Minimum Rent for the period commencing February 1, 2009 and ending January 31, 2010, the Minimum Rent shall be the Adjusted Minimum Rent. For the Lease Year Commencing February 1, 2010 and ending January 31, 2011, and for each 12 month period thereafter, the Minimum Rent shall be the Minimum Rent for the immediately preceding Lease Year increased by the Incremental Minimum Rent.

    3. Extension of Lease Term. The Initial Lease Term is hereby extended until 11:59 p.m. on September 30, 2012.

    4. Modification of Extension Option. Section 2.3 of the Lease is deleted in its entirety and is replaced with the following:

                  "2.3 Extended Term. Provided that no Event of
               Default shall have occurred and be continuing, and that the Lease shall be in full force and effect, Tenant shall have the right to extend the Term for one extended term of ten (10) years (the "Extended Term"); provided, however, that Tenant shall exercise such right no later than ten (10) months prior to the end of the then current term (i.e. Tenant must give notice of exercise on or before November 30, 2011).

                  The Extended Term shall commence on the day
               succeeding the expiration of the Initial Term (the "Extended Term Commencement Date"), and shall expire on the day prior to the tenth
               (10th) anniversary of such Extended Term
               Commencement Date. During the Extended Term the Minimum Rent shall continue to increase as provided in Section 3.1 herein. All of the other terms, conditions, covenants and provisions of this Lease Document shall apply for such Extended Term. If Tenant shall fail to give any such notice, this Lease shall automatically terminate at the end of the then current Term, and Tenant shall have no further right to extend the Term of this Lease. If Tenant shall give such notice, the extension of the Lease shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same"

    5. Lease Coverage Ratio. The Lease hereby is further amended by the addition of the following as Section 3.8 of the Lease:

               "3.8 Lease Coverage Ratio.

                  Commencing with the Test Period that ends on
               September 30, 2004, if the Facility fails to maintain a Lease Coverage Ratio of 1.25 to 1.00 ("Minimum Lease Coverage Ratio") for any Test Period, the Tenant shall deliver to Landlord a letter of credit ("LC") from a financial institution reasonably acceptable to Landlord and in form reasonably acceptable to Landlord in an amount representing the difference between
               (x) Adjusted EBITDARM for such Test Period and
               (y) the product of (i) the Minimum Rent payable during such Test Period and (ii) 1.25 (the "Shortfall"). Tenant's obligation to deliver a LC to Landlord for failure to meet the Minimum Lease Coverage Ratio is subject to the following conditions:

                  (a) At any time when Landlord does not hold an LC pursuant to this Section 3.8, if the Shortfall for any Test Period is less than $50,000.00, then Tenant shall not be required to deliver an LC;

                  (b)   In the event Landlord holds an LC
               pursuant to this Section 3.8 and a Shortfall occurs for a subsequent Test Period, Tenant shall be required to increase the amount of the LC (or deliver to Landlord an additional LC) in the amount, if any, by which the Shortfall for such Test Period exceeds the amount of the LC or LCs then held by Landlord.

                  (c)   Landlord shall be obligated to release
               any LCs held by Landlord in the event Tenant meets or exceeds the Minimum Lease Coverage Ratio as of the end of any subsequent Test Period.

                  (d)   In the event Tenant is obligated to
               deliver an LC to Landlord (or increase the amount of the LC then held by Landlord), Tenant shall deliver the LC (or increase the LC) not later than forty-five (45) days following the end of the applicable Test Period.

                  (e)   Any LC or LCs delivered by Tenant
               pursuant to this Section 3.8 shall (x) be for a term not less than the balance of the Initial Term of the Lease and shall be automatically extended in the event this Lease is extended for the Extended Term and (y) provide that, upon advance notice to Tenant, Landlord may draw upon the LC upon notice from Landlord to the issuer that an Event of Default involving the payment of Rent or the other sums due under this Lease has occurred under the Lease provided that the amount drawn upon the LC by Landlord shall not exceed the amount of the payment default by Tenant."

    6. Management Agreements. Section 7.5 of the Lease is deleted in its entirety and is replaced with the following:

               "7.5    Management Agreements.

               Throughout the Term, Tenant shall not enter into any Management Agreement except with a Manager that satisfies the definition of "Manager" herein, or such other party approved by Landlord in Landlord's reasonable discretion, and, if required, the prior written approval of a Facility Mortgagee, in each instance, which approval of Landlord and a Facility Mortgagee shall not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant shall provide Landlord with a copy of any such proposed Management Agreement and any other documents relating thereto which Landlord may reasonably request. Tenant shall not, without the prior written consent of Landlord or such Facility Mortgagee, which consent may not be unreasonably withheld or delayed, agree to: (i) any change in the Manager under any Management Agreement; (ii) any material change in any Management Agreement or any material change in the ownership or control of any Manager; (iii) the termination of any Management Agreement; or
               (iv) the assignment of any Management Agreement by any Manager. Each Management Agreement shall provide that Landlord shall receive notice of any defaults thereunder and, at Landlord's option, an opportunity to cure any such defaults. If Landlord shall cure any of Tenant's defaults under any Management Agreement, the cost of any such cure shall be payable upon demand by Landlord to Tenant as Additional Rent. All management fees, payments in connection with any extension of credit and fees for services provided in connection with the operation of the Facility, and all other payments and fees, payable by Tenant to any Affiliate of Tenant, shall be subordinated to the obligations of Tenant under this Lease. Tenant shall deliver to Landlord any instrument requested by Landlord to implement the intent of the foregoing provision."

    7. Flood Insurance. Section 14.1.3 is deleted in its entirety and is replaced with the following:

               "Flood (when the Leased Property is located in whole or in material part in a designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area; provided however, that Tenant shall not be required to participate in the National Flood Insurance Program. Any flood insurance obtained by Tenant may be obtained as part of Tenant's property insurance policy or, it Tenant so elects, through the National Flood Insurance Program."

    8. Insurance Company Satisfactory. Section 14.4 is deleted in its entirety and is replaced with the following:

               "All of the policies of insurance referred to in
               Section 14.1 shall comply with applicable legal requirements of the State in which the Leased Property is located. Any insurance, other than self-insurance or insurance maintained by an off-shore insurance company wholly-owned by an Affiliate of Tenant, shall be maintained with a company rated not less than A:X by A.M. Best Co. All insurance carried by Tenant hereunder shall have deductible amounts which are reasonably acceptable to Landlord. Tenant shall pay all premiums for the policies of insurance referred to in Section 14.1 and shall deliver certificates thereof to Landlord prior to their effective date (and with respect to any renewal policy, at least five (5) days prior to the expiration of the existing policy). In the event Tenant fails to satisfy its obligations under this Section 14.4, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Landlord upon written demand as Additional Rent. Tenant shall use its best efforts to cause each insurer mentioned in Section 14.1 to agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord thirty
               (30) days' written notice before the policy or policies in question shall be altered, allowed to expire or canceled. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Leased Property for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by the Facility Mortgagee pursuant to any provision of a mortgage, note, assignment or other document evidencing or securing a loan upon the happening of an event of default therein or (iv) any change in title to or ownership of the Leased Property."

    9. Failure to Deliver LC. Section 17.1 of the Lease hereby is amended by the addition of the following subparagraph (n):

               "(n) if Tenant shall fail to deliver to Landlord an LC (or an increase to an LC held by Landlord) when required to do so pursuant to Section 3.8."

    10.  LC Draw. The following new Section 17.10 hereby is added to the Lease.

               "17.10 Letter of Credit. Following the
               occurrence of an Event of Default, Landlord may draw upon any LC held by Landlord pursuant to
               Section 3.8 to recover any damages incurred by Landlord and Tenant shall promptly thereafter restore the LC to its amount immediately prior to such draw."

    11. Default. Section 17.1(a) of the Lease is deleted in its entirety and is replaced with the following:

               "(a) (x) if Tenant shall fail to make payment of the Minimum Rent payable by Tenant under this Lease when the same becomes due and payable and such failure is not cured by Tenant within a period of five (5) business days after the due date, or, (y) if Tenant shall fail to make payment of any Impositions on or before the due date thereof, or (z) if Tenant shall fail to make payment of any other Rent payable by Tenant under this Lease and if the failure shall continue uncured beyond the period, if any, allowed for such payment by the terms of this Lease or if no period or any lesser period is specified, then for more than ten (10) days after receipt of written notice from Landlord; provided, however, that with respect to the first time within any calendar year that Tenant shall fail to make payment of Minimum Rent by the due date, Tenant shall not be deemed to be in default until Landlord has furnished written notice of such default to Tenant, and unless Tenant has failed to make the payment in question within three (3) business days after Tenant receives such notice."

    12. Subletting and Assignment. Section 23.1 is deleted in its entirety and is replaced with the following:

               "23.1  Prohibition Against Subletting and Assignment.

               Except as provided in Section 23.3 or Section
               23.4 and where required pursuant to Section
               23.2, Tenant shall not, without the prior written consent of Landlord (which consent may not be unreasonably withheld, conditioned or delayed except that Landlord may grant or withhold its consent in its sole discretion for a proposed mortgage, pledge, hypothecation or encumbrance), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer (except to an Affiliate of Tenant) this Lease or any interest in this Lease, all or any part of the Leased Property or suffer or permit this Lease or the leasehold estate created hereby or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law. For purposes of this Section 23.1, an assignment of this Lease shall be deemed to include any Change of Control of Tenant, as if such Change of Control were an assignment of this Lease."

    The first paragraph of Section 23.4 is deleted in its entirety and is replaced with the following:

               "23.4   Assignment.

               Except as expressly provided in this Section
               23.4 and Section 23.2, Tenant may not assign this Lease (including, without limitation, upon a Change of Control of Tenant as provided in
               Section 23.2) without the written consent of Landlord, which consent may not be unreasonably withheld or delayed. Landlord may base its consent, among other criteria, on the experience, creditworthiness and reputation of the assignee or its Affiliates. If Tenant desires at any time to assign this Lease, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed assignee; (ii) the terms and provisions of the proposed assignment; and (iii) such financial information as Landlord reasonably may request concerning the proposed assignee. Except as provided in Section 23.4.3 below, any assignment by Tenant of this Lease shall be solely of Tenant's entire interest in and under this Lease. The consent by Landlord to any assignment shall not constitute a consent to any subsequent or successive assignment by the assignee. Any purported assignment or other transfer of all or any portion of Tenant's interest in this Lease in contravention of this
               Section 23.4 shall be void and, at
               the option of Landlord, shall terminate this Lease."

    The following shall be added to the end of Section 23.4.7:

               "Notwithstanding the foregoing, Tenant and any guarantor of Tenant's obligations shall be fully released from their obligations under and with respect to this Lease in the event of an assignment of this Lease that satisfies the following conditions (i) the assignee or its affiliates owns, operates or manages hospitals, assisted living facilities or nursing homes (ii) the assignee or any proposed substitute guarantor of this Lease has sufficient creditworthiness in the reasonable judgment of Landlord, and (iii) Landlord has consented to the assignment in accordance with the consent standards of this Lease."

    13. Financial Statements. Section 24.2 is deleted in its entirety and is replaced with the following:

               "Tenant will furnish to Landlord, within one hundred twenty (120) days after the end of Tenant's fiscal year, a copy of its financial statements, which shall, if requested or required by a Facility Mortgagee, be audited by a certified public accountant. Within thirty
               (30) days after the end of each quarter, Tenant shall provide to Landlord internally generated financial statements, which statements shall include a calculation of the Lease Coverage Ratio. All financial statements shall be accompanied by a certificate of an officer and the chief accounting officer of Tenant delivered with such report, stating (i) that the officers know of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default, which has occurred and is continuing under this Lease or, if any such event has occurred or is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto, and (ii) except as otherwise specified in such certificate, that to the best of such officers' knowledge, Tenant has fulfilled all of its, obligations under this Lease which are required to be fulfilled on a prior date to such certificate."

    14. Security Deposit. With reference to Section 8.1 of the Lease, the parties confirm that the Security Deposit held by Landlord in the amount of $106,725.00, plus accrued interest, has been returned to Tenant upon execution of this Agreement and Tenant shall have no further obligation to Landlord with respect to the Security Deposit.

    15. Guaranty. Landlord acknowledges and agrees that, pursuant to a corporate Reorganization (as that term is defined in the Master Agreement) contemplated by Genesis Health Ventures, Inc. ("GHV"), parent corporation of Tenant, Genesis HealthCare Corporation ("GHC") shall become the parent entity of Tenant, and, contemporaneously therewith, GHC shall replace GHV as guarantor of the Lease. Upon the execution and delivery by the parties of the this Amendment, GHC shall execute and deliver to Landlord a Guaranty (the "GHC Guaranty") in the form attached hereto as Exhibit A which shall be effective only upon the date of the Reorganization, and Landlord hereby (i) consents to the Reorganization as described in the Master Agreement, and (ii) agrees that upon the effective date of the Reorganization, the GHV Guaranty shall be automatically terminated and the GHC Guaranty shall be automatically effective.

    16. Inspection Fee. Tenant shall pay to Landlord, as an item of Additional Rent, an annual fee for Landlord's cost of inspecting the Facility (the "Inspection Fee"). The Inspection Fee shall be payable on November 1 of each Lease Year, including the Extended Term. The amount of the Inspection Fee shall be $2,000.00 for the payment due on November 1, 2004 for the first Lease Year, which amount shall increase each Lease Year by multiplying the Inspection Fee for the immediately preceding year by the increase in the CPI.

    17. Effectiveness of this Agreement. Except as expressly modified by this Agreement, all other terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect. Each of Landlord and Tenant confirms to the other that there are not presently outstanding any defaults or Events of Default of the other under the Lease and hereby waives and releases the other from any prior defaults or Events of Default.

    18.   Counterparts; Facsimile Execution. The parties hereto agree that:
(a) this Agreement may be executed in counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instruments, and that executed counterpart originals shall be satisfactory for purposes of enforcing this Agreement; and (b) original signatures transmitted via facsimile shall be acceptable for purposes of executing this Agreement. If counterpart originals are executed and/or original signatures are transmitted by facsimile, the parties hereto shall endeavor in good faith to deliver to each other executed counterpart originals within ten (10) days from the date hereof.

    19. Rent Reduction Payment. On the Effective Date, Tenant shall pay to Landlord the amount of $530,000.00 by wire transfer in immediately available funds in consideration for the reduction of Minimum Rent to an amount of $18,944.00 per month for the balance of the term of the Lease.




                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

    EXECUTED as a sealed instrument the day and year first above written.

                                 TENANT:

                                 ASSISTED LIVING ASSOCIATES OF
                                 SANATOGA, INC., a Pennsylvania corporation


                                 By:___________________________________________

                                       Name:
                                       Title:

                                 LANDLORD:

                                 ET SUB-SANATOGA LIMITED PARTNERSHIP,
                                 a Delaware limited partnership


                                 By:___________________________________________

                                       Name:
                                       Title:

                                   Exhibit A

                                 Lease Guaranty

                    LEASE GUARANTY AND SURETYSHIP AGREEMENT
                                   (Sanatoga)


    THIS LEASE GUARANTY AND SURETYSHIP AGREEMENT (sometimes herein referred to as the "Guaranty"), dated as of the ______ day of _________, 200___, by GENESIS HEALTHCARE CORPORATION, a Pennsylvania corporation, having an address at 101 East State Street, Kennett Square, Pennsylvania 19348 (the "Guarantor") in favor of ET SUB-SANATOGA LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 2711 Centerville Road, Suite 108, Wilmington, Delaware 19808 (the "Landlord").



                                  WITNESSETH:

    WHEREAS, Assisted Living Associates of Sanatoga, Inc., a Pennsylvania corpration ("Tenant") and Landlord are parties to that certain Lease Agreement dated as of January 31, 2001, as amended by that certain First Amendment to Lease dated August 5, 2002, and that certain Second Amendment to Lease of even date herewith (the "Second Amendment"), pursuant to which Tenant leases from Landlord the real property and buildings and improvements known as Sanatoga Commons, a/k/a Park Lane Commons at Sanatoga, Lower Pottsgrove Township, Montgomery County, Pennsylvania (the "Lease");

    WHEREAS, the Tenant is a wholly owned subsidiary of Guarantor; and

    WHEREAS, Landlord has required that the Guarantor guaranty and act as surety for Tenant's performance under the Lease in the manner hereinafter set forth; and

    WHEREAS, the Guarantor shall receive direct and indirect benefits from the entry by the Landlord into the Lease with Tenant.

    NOW, THEREFORE, Guarantor hereby agrees as follows:

    1. The Guarantor unconditionally guarantees to the Landlord and agrees to be surety for the full and punctual payment, performance and observance by the Tenant, of all the terms, covenants and conditions in the Lease contained on Tenant's part to be kept, performed or observed. This Guaranty shall include any liability of Tenant that shall accrue under the Lease for any period preceding as well as any period following the term in the Lease specified. Without limitation of the foregoing, if at any time Tenant shall default in the payment, performance or observance of any of the terms, covenants or conditions in the Lease contained on the Tenant's part to be kept, performed or observed, the Guarantor will keep, perform and observe the same, as the case may be, in place and stead of the Tenant.

    2.  The Guarantor hereby waives: (a) notice of acceptance of this Guaranty;
(b) presentment and demand for any payments due Landlord; (c) protest and notice of dishonor or default to the Guarantor or to any other person or party with respect to the terms of the Lease or any portion thereof; (d) notice of Tenant's nonpayment, nonperformance or nonobservance, other than as expressly required under the Lease.

    3. This is a guaranty of performance and payment and not of collection, and the Guarantor waives any right to require that any action be brought against the Tenant or to require that resort be had to any credit on the books of the Landlord in favor of the Guarantor or any other person or party.

    4. Any act of the Landlord, or the successors or assigns of the Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to the Tenant, may be done without notice to the Guarantor and without releasing the obligations of the Guarantor hereunder.

    5. The obligations of the Guarantor hereunder shall not be released by Landlord's receipt, application or release of security given for the performance and observance of covenants and conditions in the Lease contained on Tenant's part to be performed or observed; nor by any modification of the Lease, but in case of any such modification, the liability of the Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

    6. The obligations, covenants and agreements of Guarantor under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, although without notice to or the further consent of Guarantor:

        (a) the waiver by Landlord of the performance or observance by Guarantor, Tenant or any other party of any of the agreements, covenants or conditions contained in the Lease or this Guaranty;

        (b) the extension, in whole or in part, of the time for payment by Guarantor or Tenant of any sums owing or payable under the Lease or this Guaranty, or of any other sums or obligations under or arising out of or on account of the Lease or this Guaranty, or the renewal of the Lease or this Guaranty;

        (c) any assignment of the Lease or subletting of the Premises or any part thereof;

        (d) the modification or amendment (whether material or otherwise) of any of the obligations of Guarantor or Tenant under the Lease or this Guaranty;

        (e) the doing or the omission of any of the acts referred to in the Lease or this Guaranty (including, without limitation, the giving of any consent referred to therein);

        (f) any failure, omission or delay on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on or available to Landlord in or by the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form whatsoever;

        (g) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or Guarantor or any of its assets; or

        (h) the release of Guarantor or Tenant from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty by operation of law; or

        (i)  the release of any other guarantor of the Lease.

    7. Until all the covenants and conditions in the Lease to be performed and observed on the Tenant's part are fully and indefeasibly performed and observed, the Guarantor: (a) shall have no right of subrogation against the Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; (b) subordinates to the rights of Landlord any right to enforce any remedy which the Guarantor now or hereafter shall have against the Tenant by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) subordinates any liability or indebtedness of the Tenant now or hereafter held by the Guarantor to the obligations of the Tenant to the Landlord under the Lease.

    8. This Guaranty shall apply to the Lease, any extension or renewal thereof and to any holdover term following the term thereby granted.

    9. The Guarantor represents and warrants to Landlord that, as of the date hereof:

    (a) It is a Pennsylvania corporation, duly constituted and validly existing under the laws of such state, and has the power and authority to own its assets and to conduct its business.

    (b) It has full corporate power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

    (c) This Guaranty has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

    (d)  The Tenant is a wholly owned subsidiary of Guarantor.

    (e) All recent financial statements and other information concerning the Guarantor delivered to the Landlord by or on behalf of the Tenant or the Guarantor are true, correct and complete in all material respects, fairly represent Guarantor's financial condition as of the date hereof and thereof, and no information has been omitted which would make the information previously furnished misleading or incorrect in any material respect.

    (f) All consents, approvals, filings and registrations with or of any court, governmental authority or regulatory body or any political subdivision thereof required in connection with the execution, delivery and performance by the Guarantor of the Guaranty have been obtained or made; and the execution, delivery and performance by the Guarantor of this Guaranty will not conflict with or result in a violation of any of the terms or provisions of, or constitute a default under, any law or the regulations thereunder, organizational documents of the Guarantor, or any material agreement or material instrument to which the Guarantor is a party or by which it is bound.

    (g) The execution, delivery and performance of this Guaranty constitutes private and commercial acts rather than public or governmental acts.

    10. Each notice and other communication under this Guaranty shall be in writing. Each notice, communication or document to be delivered to any party under this Guaranty shall be sent by hand delivery or facsimile transmission (promptly confirmed by courier) to it at the address herein contained, and marked for the attention of the person (if any), from time to time designated by such party for the purpose of this Guaranty. The initial address and person (if any) so designated by each party are set out opposite such party's signature to this Guaranty. Any communication or document shall be deemed to be received, if sent by facsimile transmission, when the recipient confirms legible transmission thereof or, if sent by hand delivery or by courier, when delivered at the address specified by the addressee for purposes of this Guaranty.

    11. Solely with respect to any suit, action or proceeding arising out of or relating to this Guaranty (each, a "Proceeding"), the Guarantor hereby irrevocably submits to the jurisdiction of any United States federal or state court sitting in the Commonwealth of Pennsylvania. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in such court and any claim that any such Proceeding brought in such court has been brought in an inconvenient forum. The Guarantor hereby agrees that a final, non-appealable judgment in any such Proceeding brought in such court shall be conclusive and binding upon it.

    12. Each reference herein to the Landlord shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to the Guarantor shall be deemed to include any permitted successors and assigns of the Guarantor (including any successor entity resulting from a merger or consolidation), in whose favor the provisions of this Guaranty shall also inure and all of whom shall be bound by the provisions of this Guaranty. In connection therewith, the Guarantor shall execute such reaffirmations of this Guaranty as may be reasonably requested from time to time by the Landlord. Notwithstanding the foregoing, it is hereby agreed that Guarantor shall have no rights to transfer or assign this Guaranty by operation of law or otherwise, without the express written consent of the Landlord, which consent may be withheld by the Landlord in the Landlord's sole discretion, and any such transfer or assignment made without the Landlord's consent shall be null and void and shall be deemed a default hereunder.

    13. No delay on the part of the Landlord in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the Guarantor shall be deemed to be a waiver of the obligation of the Guarantor or of the right of the Landlord to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

    14. In the event of a default under any of the terms of the Lease, Landlord shall have the right to proceed directly and immediately against the Guarantor and such proceeding is not to be deemed an irrevocable election of remedies.

    15. This Guaranty is, and shall be deemed to be entered into, under and pursuant to the laws of the Commonwealth of Pennsylvania and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said Commonwealth; and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the Commonwealth of Pennsylvania.

    16. Guarantor shall furnish to Landlord, within one hundred twenty (120) days of the end of each fiscal year of Tenant during the Term of the Lease, an audited consolidated balance sheet of Guarantor as of the end of such fiscal year and an audited consolidated statement of income and consolidated cash flow of Guarantor for such fiscal year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year, prepared in accordance with GAAP, and a copy of its financial statements for such year certified by an appropriate officer of Guarantor and audited by an independent certified public accountant. Landlord may provide such financial statements to its consultants, lenders and investors, but otherwise shall not provide the financial statements to third parties without the prior consent of Guarantor.

    17. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Landlord.

    18. If any term or provision of this Guaranty or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Guaranty shall be valid and enforced to the fullest extent permitted by law.

    19. THE GUARANTOR AND THE LANDLORD AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY THE LANDLORD OR THE GUARANTOR ON OR WITH RESPECT TO THIS GUARANTY OR THE LEASE, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. THE LANDLORD AND THE GUARANTOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

    20. Landlord has previously received a Guaranty of the Lease from GHV (the "GHV Guaranty"). Pursuant to the terms of the Second Amendment, GHV shall be released as a guarantor and the GHV Guaranty shall terminate upon the occurrence of certain events and transactions. Landlord, for itself and its parents, subsidiaries and affiliates (collectively, the "ET Entities") hereby agree that so long as the GHV Guaranty remains in effect, the ET Entities shall not file any claim, action or suit against Guarantor under this Guaranty nor seek any recovery under this Guaranty but the foregoing shall not otherwise impair the enforeceability of this Guaranty. Upon the release of GHV under the GHV Guaranty, Landlord and the ET Entities, without the necessity for any further action or the execution of any further documents by Guarantor or any other party, shall have full recourse against Guarantor under this Guaranty and the right to file any claim, action or suit against Guarantor hereunder and Guarantor shall be fully liable hereunder, whether such claim, action or suit arose prior to or subsequent to the release of GHV under the GHV Guaranty.

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                                      -19-

    IN WITNESS WHEREOF, the Guarantor has hereunto executed and delivered this Guaranty as of the day and year first above written.


Witness:                                    GENESIS HEALTHCARE
                                            CORPORATION

_______________________________             By:_______________________________

                                                Name:
                                                Title:


                                      -20-